UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2024 (October 28, 2024 )

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Erin E. Martin

c/o Morgan Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

and

Richard F. Morris

c/o ProShare Capital Management LLC

7272 Wisconsin Avenue

21st Floor

Bethesda, Maryland 20814

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares UltraShort Silver	ZSL	Cboe BZX Exchange, Inc.
ProShares Ultra Bloomberg Natural Gas	BOIL	NYSE Arca, Inc.
ProShares VIX Short-Term Futures ETF	VIXY	Cboe BZX Exchange, Inc.
ProShares UltraShort Yen	YCS	Cboe BZX Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 28, 2024, ProShare Capital Management LLC, on behalf of ProShares Trust II, issued a press release announcing a forward share split (“Forward Split”) on each of ProShares UltraShort Yen (Cboe BZX Exchange, Inc. ticker symbol “YCS”) and a reverse share split (“Reverse Split”) on ProShares UltraShort Silver (NYSE Arca, Inc. ticker symbol “ZSL”), ProShares Ultra Bloomberg Natural Gas (Cboe BZX Exchange, Inc. ticker symbol “BOIL”), and ProShares VIX Short-Term Futures ETF (Cboe BZX Exchange, Inc. ticker symbol “VIXY”) The Splits will not change the value of a shareholder’s investment.

Forward Splits

ProShares UltraShort Yen will execute a 2:1 Forward Split of its shares. The Forward Split will be effective prior to the market open on November 7, 2024, when the Fund begins trading at its post- Forward Split price. The ticker symbol for the Fund will not change. The Forward Split will decrease the price per share of the Fund with a proportionate increase in the number of its shares outstanding. Specifically, for ProShares UltraShort Yen every pre-Forward Split share held by a Fund shareholder will result in the receipt of two post-Forward Split shares, which will be priced one half the net asset value of a pre-Forward Split share.

Reverse Split

ProShares UltraShort Silver and ProShares VIX Short-Term Futures ETF will each execute a 1 for 4 Reverse Split of its shares. ProShares Ultra Bloomberg Natural Gas will execute a 1 for 5 Reverse Split of its shares. Each Reverse Split will be effective prior to the market open on November 7, 2024, when each Fund begins trading at its post-Reverse Split price. The ticker symbols for the Funds will not change, but the Funds will be issued new CUSIP numbers: ProShares UltraShort Silver (new CUSIP number “74347Y722”), ProShares Ultra Bloomberg Natural Gas (new CUSIP number “74347Y748”), and ProShares VIX Short-Term Futures ETF (new CUSIP number “74347Y730”). The Reverse Split will increase the price per share of each Fund with a proportionate decrease in the number of shares outstanding. Specifically, for ProShares Ultra Bloomberg Natural Gas, every 5 pre-Reverse Split shares held by a Fund shareholder will result in the receipt of one post-Reverse Split share, which will be priced 5 times higher than the net asset value of a pre-Reverse Split share. Specifically, for ProShares UltraShort Silver and ProShares VIX Short-Term Futures ETF, every 4 pre-Reverse Split shares held by a Fund shareholder will result in the receipt of one post-Reverse Split share, which will be priced 4 times higher than the net asset value of a pre-Reverse Split share. For Fund shareholders who hold quantities of shares that are not an exact multiple of the applicable Reverse Split ratio (i.e., not a multiple of 4 or 5, as applicable), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

ProShare Capital Management LLC announced the foregoing via a press release dated October 28, 2024. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference. The press release includes information relating to additional funds, none of which are series of ProShares Trust II.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated October 28, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2024

ProShares Trust II

By:	/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer